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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2002


                                 IFX Corporation
                                 ---------------
             (Exact name of Registrant as Specified in Its Charter)

             Delaware                     0-15187                36-3399452
             --------                     --------               ----------
 (State or Other Jurisdiction of   (Commission file number)   (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                                 IFX Corporation
                              15050 NW 79/th/ Court
                           Miami Lakes, Florida 33016
                            ------------------------

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 (305) 512-1100
                                ----------------
              (Registrant's Telephone Number, Including Area Code)


         _______________________________________________________________
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.


(a) Convertible Promissory Notes. On October 31, 2002, the Registrant issued to each of UBS Capital Americas III, L.P. and UBS Capital LLC (collectively, the "Purchasers") a Convertible Promissory Note in the amounts of $2,755,000 and $145,000, respectively (together, the "Notes"). Copies of the Notes are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

The Notes mature on September 30, 2007 (the "Maturity Date"), and carry an interest rate of ten percent per annum. At any time prior to the Maturity Date, the Purchasers can convert the principal amount of the Notes plus accrued and unpaid interest into shares of the Registrant's Series D Convertible Preferred Stock (or, if necessary under Delaware law, a new class of preferred stock having the same rights, preferences, and privileges as the Series D Convertible Preferred Stock) at a conversion price equal to $1.20 per share (as adjusted for stock splits, combinations, stock dividends and the like) of Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock to be issued upon any such conversion shall have the same rights, preferences and privileges as the shares of the Series D Convertible Preferred Stock issued in the Registrant's Series D financing. In the event that the Purchasers do not own Registrant common stock at the time of the conversion to Series D Convertible Preferred Stock pursuant to the Notes, then in lieu of the "common to preferred" conversion right provided under the terms of the Series D financing, and in addition to the shares of Series D Convertible Preferred Stock issuable as stated above, the Purchasers shall receive 0.0342 shares of Series D Convertible Preferred Stock for each dollar of the Notes plus accrued and unpaid interest converted. Alternatively, in the event that the Registrant enters into an agreement to issue "Qualified Financing Securities" prior to the Maturity Date, then the Purchasers can convert the principal amount of the Notes plus accrued and unpaid interest into Qualified Financing Securities at a conversion price equal to the purchase price per Qualified Financing Security. A "Qualified Financing Security" means a security issued by Registrant pursuant to an agreement executed after October 31, 2002 that provides the Registrant debt or equity financing in connection with the issuance of securities by the Registrant consisting of common stock or other securities that are convertible, exercisable, or exchangeable into shares of the Registrant's common stock.

(b) Employment Agreements. On October 31, 2002, the Registrant entered into revised employment agreements (collectively, the "Agreements," which are attached hereto as Exhibits 10.3, 10.4 and 10.5, and are incorporated herein by reference) with Michael Shalom (to serve as Chief Executive Officer), Joel Eidelstein (to serve as President), and Jose Leiman (to serve as General Counsel) (each an "Employee" or collectively, the "Employees"). The employment agreements provide for an annual salary of $175,000 for each of Mr. Shalom and Mr. Eidelstein and $182,000 for Mr. Leiman. In addition, the agreement with Mr. Eidelstein provides for the payment of a $35,000 cash bonus upon signing of the agreement. The Agreements have a term of one year subject to automatic rolling extensions to maintain the one year term, unless notified otherwise by either the Registrant or the Employee. The Agreements provide that if the Employee is involuntarily terminated during the term of the employment agreement (except for cause) ("Involuntary Termination") (i) he receives a lump sum amount of accrued but unpaid salary, (ii) he receives an amount equal to one-third of the Employee's annualized salary for the current year payable semi-monthly over four
(4) months, (iii) he is entitled to the continuation of benefits for six months or, at the option of the Employee, the right to receive the cash value thereof payable semi-monthly over four (4) months, (iv) all options held by the Employee under the Registrant's 1998 Stock Option and Incentive Plan, as amended, vest immediately, and (v) Messrs. Shalom and Eidelstein are granted the vested right to receive 24,300 shares and Mr. Leiman is granted the vested right to receive 25,300 shares of a new class of the Registrants' Convertible Preferred Stock, with such stock to have the terms set forth in the Amended and Restated Put Agreement dated as of August 15, 2002, by and among Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC ("Series E Preferred Stock"), less applicable withholding. If an Involuntary Termination occurs within one year after a "Change in Control" of the Registrant, then the Employees shall receive the payments described above, except that the Employee in lieu of an amount equal to one-third of the Employee's annualized salary shall receive seventy-five percent of Employee's annualized salary in the year of the Liquidity Event payable semi-monthly over nine months.

Messrs. Shalom and Eidelstein were also granted the vested right to receive 23,333 and 11,667 shares, respectively, of Series E Preferred Stock, less applicable withholding. With respect to such right (as well as the right to receive shares of Series E Preferred Stock upon an Involuntary Termination, as described above), the Employee shall have no right to receive such shares until immediately prior to the first to occur of:

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a) a Change of Control of Registrant, b) a Liquidity Event of Registrant, or c)
a Liquidation of Registrant, as determined under the Certificate of Designation creating the Series E Preferred Stock of Registrant.

In addition, the Agreements provide that if Employee is employed by Registrant at the time of a Liquidity Event or if Employee was involuntarily terminated within 90 days prior to the commencement of or during the process leading to such Liquidity Event, Registrant shall pay a bonus to Employee (a "Targeted Bonus") if the Equity Value (as defined in the Agreements) of the Registrant paid with respect to such Liquidity Event is at least $30 million. The amount of the Targeted Bonus to be paid to Employee will equal 24.75% for Messrs. Shalom and Eidelstein, and 25.75 % for Mr. Leiman, of the "Total Senior Management Bonus Pool". The "Total Senior Management Bonus Pool" with respect to a Liquidity Event shall equal 2.5% of the Equity Value paid with respect to such Liquidity Event, prior to the determination of the Total Senior Management Bonus Pool. However, if the Equity Value equals or exceeds $100 million prior to the determination of any Total Senior Management Bonus Pool, then the Total Senior Management Bonus Pool shall equal $2.5 million plus 5% of that portion of the Equity Value in excess of $100 million. If stockholders of Registrant receive non-cash consideration in connection with a Liquidity Event, then an allocable portion of the Targeted Bonus shall be paid to Employee in the form of such non-cash consideration, with the amount of such non-cash consideration to be paid to Employee in the same ratio that the Purchasers receive cash and non-cash consideration. A "Liquidity Event" is a consummation of a transaction whereby an independent third party agrees to acquire more than 50% of the outstanding stock of Registrant or substantially all of Registrant's assets.

Effective as of the date of the Agreements, Messrs. Shalom and Eidelstein were each granted an option to purchase 125,000 shares, and Mr. Leiman 130,000 shares, of Registrant's Series D Convertible Preferred Stock. The exercise price for the option is equal to $1.20 per share of Series D Convertible Preferred Stock (as adjusted for stock splits, combinations, stock dividends and the like). The option will vest monthly over 24 months starting three months from the date of the Agreements, but will vest immediately in connection with an Involuntary Termination. The options have a term ending ten (10) years from the date of the Agreements. Options that are vested may be exercised for ninety (90) days following Employee's death, disability or an Involuntary Termination. If the Employee is terminated for cause or terminates employment other than as a result of death, disability or an Involuntary Termination, the option will cease to be exercisable effective as of the effective date of termination. Unvested options will terminate immediately as of termination of Employee's employment with Registrant.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

    Exhibit Number    Description of Exhibit
    --------------    ----------------------


       10.1 Convertible Promissory Note dated October 31, 2002, issued by the Registrant to UBS Capital Americas III, L.P.

       10.2 Convertible Promissory Note dated October 31, 2002, issued by the Registrant to UBS Capital LLC

       10.3 Employment Agreement dated as of October 31, 2002, between Michael Shalom and the Registrant

       10.4 Employment Agreement dated as of October 31, 2002, between Joel Eidelstein and the Registrant

       10.5 Employment Agreement dated as of October 31, 2002, between Jose Leiman and the Registrant

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IFX Corporation

                              By: /s/ Joel Eidelstein
                                  ---------------------
                                  Joel Eidelstein,
                                  President

Date:  November 8, 2002

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                                 IFX CORPORATION

                                  EXHIBIT INDEX

Exhibit Number      Description of Exhibit
--------------      ----------------------


       10.1 Convertible Promissory Note dated October 31, 2002, issued by the Registrant to UBS Capital Americas III, L.P.

       10.2 Convertible Promissory Note dated October 31, 2002, issued by the Registrant to UBS Capital LLC

       10.3 Employment Agreement dated as of October 31, 2002, between Michael Shalom and the Registrant

       10.4 Employment Agreement dated as of October 31, 2002, between Joel Eidelstein and the Registrant

       10.5 Employment Agreement dated as of October 31, 2002, between Jose Leiman and the Registrant